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                                                                   EXHIBIT 10.18

                                 PROMISSORY NOTE

                                                             Columbus, Ohio
$440,339.01                                                  December 30, 1995


         For value received, the undersigned, jointly and severally, if more than one, promise to pay to the order of M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation, at 41 S. High Street, Suite 2410, Columbus, Ohio 43215, or at such other address as the holder hereof may, from time to time, designate in writing, the sum of Four Hundred Forty Thousand Three Hundred Thirty-Nine Dollars and 01/100 ($440,339.01) with interest thereon at the rate of the prime rate of interest as charged by The Huntington National Bank, Columbus, Ohio, to M/I Schottenstein Homes, Inc., plus one-half percent (1/2%) adjusted as such interest rate charged to M/I Schottenstein Homes, Inc. is adjusted. The principal sum and interest shall be due and payable to the holder hereof after payments in full to Dominion Bank, National Association, or its successor or assign for any amounts arising out of that certain Loan Agreement dated as of March 27, 1992 between P. L. 1992 Limited Partnership and said Dominion Bank, National Association. Payments thereto shall include any obligations relating to the Acquisition Loan, the Development Loan or the Letter of Credit Loan such that obligations to such entities shall have been paid in full, provided further that payment hereunder shall be made in full for principal and interest in advance of any distributions to the partners of the entity executing this Agreement.

         The full amount of the principal and interest shall be paid on or before December 31 , 1996.

         All or any part of the principal sum and accrued interest may be paid at any time without penalty.

         This Note is not secured by a mortgage on real estate.

         Upon default in payment after the same is due, this Note shall, at the option of the holder hereof, bear interest thereon at a rate of fifteen percent (15%) per annum and the entire principal hereof then remaining unpaid, together with all accrued interest, shall, at said holder's option, become immediately due and payable without any notice or demand.

         All persons now or hereafter liable for the payment of the principal or interest due on this Note, or any part hereof, do hereby expressly waive presentment for payment, notice of dishonor, protest and notice of protest, and agree that the time for payment or payments of any part of this Note may be extended without releasing or affecting their liability on this Note.

         This Note is executed in Columbus, Franklin County, Ohio.

                                      CASCADES 1992 LIMITED PARTNERSHIP

                                      BY:         THE FABULOUS EIGHT, INC.,
                                                  AN OHIO CORPORATION,
                                                  GENERAL PARTNER

                                      By:
                                                  -----------------------------
                                      Name:       Robert H. Schottenstein
                                      Title:      President